Exhibit 99.1
22 June 2009
Not for release, publication or distribution in whole or in part, in, into or from the United States, Canada, Australia or Japan or any other jurisdiction where it is unlawful to do so
BPP Holdings plc
and Apollo UK Acquisition Company Limited,
Sending of Scheme Document and Convening of BPP Shareholder Meetings
On 8 June 2009, the boards of Apollo UK and BPP announced that they had reached agreement on the terms of a recommended all cash offer for the entire issued and to be issued share capital of BPP by Apollo UK. The offer is being implemented by means of a scheme of arrangement under Part 26 of the Companies Act 2006.
The boards of Apollo UK and BPP are pleased to announce that the Scheme Document is being sent to BPP Shareholders today. The Scheme Document sets out, amongst other things, the full terms and conditions of the Scheme, an explanatory statement, a timetable of principal events and the actions to be taken by BPP Shareholders.
Notices convening the BPP Shareholder meetings, being the Court Meeting and the General Meeting, to be held at the offices of Macfarlanes LLP, 20 Cursitor Street, London EC4A 1LT on 15 July 2009 at 10.00 a.m. and 10.15 a.m. respectively, are contained in the Scheme Document.
Subject to the satisfaction or waiver of the conditions of the Scheme and subject to the approval of the Court and of BPP Shareholders, it is currently expected that the Scheme will become effective on or around 30 July 2009.
Further details of the Scheme are contained within the Scheme Document which is available for inspection during normal business hours at the offices of Macfarlanes LLP, 20 Cursitor Street, London EC4A 1LT. A copy of the Scheme Document will also be published on the BPP website www.bpp.com/ir/ not later than 12.00 noon (London time) on 23 June 2009.
Capitalised terms used in this announcement shall, unless the context otherwise requires, have the same meanings as given to them in the announcement of 8 June 2009 and the Scheme Document.
In accordance with Rule 19.11 of the City Code, a copy of this announcement will be published on the following websites: www.bpp.com/ir/ and www.apollogrp.edu.
PRESS ENQUIRIES
For further information contact:

Apollo Global, Inc. and Apollo Group, Inc.
All enquiries to:

The Maitland Consultancy Limited	020 7379 5151
PR adviser to Apollo UK, Apollo Global and Apollo Group
David Waller
James Devas

Credit Suisse	020 7888 8888
Financial adviser and corporate broker to Apollo UK and Apollo Global
Richard Probert
Zachary Brech

BPP Holdings plc
All enquiries to:

BPP Holdings plc	020 8740 2222
David Sugden
Roger Siddle
Chris Ross-Roberts

Hawkpoint Partners Limited	020 7665 4500
Financial adviser to BPP
Paul Baines
Simon Gluckstein

Tulchan Communications	020 7353 4200
PR adviser to BPP
Andrew Honnor
Stephen Malthouse

Panmure Gordon (UK) Limited	020 7459 3600
Broker to BPP
Dominic Morley

Investec Bank plc	020 7597 5000
Broker to BPP
Keith Anderson

Credit Suisse Securities (Europe) Limited (“Credit Suisse”), which is authorised and regulated by the Financial Services Authority in the United Kingdom, is acting for Apollo UK and Apollo Global and for no one else in connection with the Acquisition and will not be responsible to any person other than Apollo UK and Apollo Global for providing the protections afforded to clients of Credit Suisse, nor for providing advice in relation to the Acquisition, the content of this announcement or any matter referred to herein. Neither Credit Suisse nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Credit Suisse in connection with this announcement, any statement contained herein or otherwise.
Hawkpoint Partners Limited (“Hawkpoint”), which is authorised and regulated by the Financial Services Authority, is acting for BPP and no one else in connection with the Acquisition and will not be responsible to any person other than BPP for providing the protections afforded to clients of Hawkpoint or for providing advice in relation to the Acquisition, the content of this announcement or any matter referred to herein.
This announcement does not constitute, or form part of, any offer for, or any solicitation of any offer for, securities. Any response to the Acquisition should be made only on the basis of information referred to in the Scheme Document which BPP has sent to BPP Shareholders and, for information only, to persons with information rights and to holders of options/awards under the BPP Share Schemes.
This announcement has been prepared for the purpose of complying with English law and the City Code and the information disclosed in it may not be the same as that which would have been disclosed if this announcement had been made in accordance with the laws of jurisdictions outside the United Kingdom. The availability of the Acquisition to persons who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdiction in which they are located. Such persons should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction. Any failure to comply with these requirements may constitute a violation of the securities laws of any such jurisdiction. Further details in relation to overseas shareholders will be contained in the Scheme Document.
The Acquisition referred to in this document will not be made available directly or indirectly, in, into or by use of the mails of, or by any means (including, without limitation, telephonically or electronically) or interstate or foreign commerce of, or any facilities of a national securities exchange of, the United States, Canada, Australia or Japan or any other jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction. This document does not constitute an offer in the United States, Canada, Australia or Japan or any other such jurisdiction and the Acquisition will not be made available by any such use or means from or within the United States, Canada, Australia or Japan or any such other jurisdiction. Accordingly this document is not being, and should not be, mailed, transmitted or otherwise distributed, in whole or in part, in or into or from the United States, Canada, Australia or Japan or any such other jurisdiction.
DEALING DISCLOSURE REQUIREMENTS
Under the provisions of Rule 8.3 of the City Code, if any person is, or becomes, “interested” (directly or indirectly) in 1% or more of any class of “relevant securities” of BPP, all “dealings” in any “relevant securities” of that company (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by no later than 3.30 pm (London time) on the London business day following the date of the relevant transaction. This requirement will continue until the date on which the offer becomes, or is declared, unconditional as to acceptances, lapses or is otherwise withdrawn or on which the “offer period” otherwise ends. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an “interest” in “relevant securities” of BPP, they will be deemed to be a single person for the purpose of Rule 8.3.
Under the provisions of Rule 8.1 of the City Code, all “dealings” in “relevant securities” of BPP by Apollo UK, Apollo Global or BPP, or by any of their respective “associates”, must be disclosed by not later than 12.00 noon (London time) on the London business day following the date of the relevant transaction.
A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, and the number of such securities in issue, can be found on the Panel’s website at www.thetakeoverpanel.org.uk.
“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.
Terms in quotation marks are defined in the City Code, which can also be found on the Panel’s website. If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, you should consult the Panel.
END